UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 16, 2018
(Date of earliest event reported: November 15, 2018)

Green Bancorp, Inc.
(Exact name of registrant as specified in its charter)

TEXAS (State or other jurisdiction of incorporation)	001-36580 (Commission File Number)	42-1631980 (I.R.S. Employer Identification No.)

4000 Greenbriar
Houston, Texas 77098
(Address of principal executive offices, including zip code)
(713) 275 - 8220
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07. Submission of Matters to a Vote of Security Holders
On November 15, 2018, Green Bancorp, Inc. (the “Company”) held its Special Meeting of Shareholders to consider and act upon the Green Merger Proposal. The Special Meeting was held at the Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024, on November 15, 2018 at 4:00 p.m. local time pursuant to the notice to the holders of the common stock of Green Bancorp, Inc. entitled to vote at such Special Meeting.
The number of shares issued and outstanding was 37,370,188. The holders of 37,370,188 shares of common stock entitled to vote at The Special Meeting, which constitutes a quorum thereof, were present thereat in person or by proxy and voted as follows:
GREEN MERGER PROPOSAL: Approval of the Agreement and Plan of Reorganization, dated July 23, 2018, by and among Veritex Holdings, Inc. (“Veritex”), MustMS, Inc., a wholly owned subsidiary of Veritex, and Green Bancorp, Inc. (the Green Merger Proposal”).

For	Against	Abstain	Broker Non-Votes
25,918,309	1,398,661	315,022	55,579
ADJOURNMENT: Approval of the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Green Merger Proposal.

For	Against	Abstain	Broker Non-Votes
24,341,274	3,029,717	316,580	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Green Bancorp, Inc.

Date:	November 16, 2018	/s/ Terry S. Earley
Terry S. Earley
Executive Vice President and Chief Financial Officer